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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 21, 2005



                              VIGNETTE CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                     000-25375                 74-2769415
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)          Identification No.)






                1301 South MoPac Expressway, Austin, Texas    78746
               (Address of principal executive offices)     (Zip Code)



       Registrant's telephone number, including area code: (512) 741-4300



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02.        Results of Operations and Financial Condition

     On July 21, 2005, Vignette Corporation (the "Company") issued a press release announcing its preliminary financial results for the respective three and six month period ended June 30, 2005, and certain other information. A copy of the press release is attached as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

In the press release furnished herewith in Exhibit 99.1, the Company provides preliminary financial results for the second quarter that do not take into consideration certain one-time charges that are unusual in nature and unlikely to impact results of operations going forward. Management believes these non-GAAP financial measures assist management and investors in evaluating, and comparing from period to period, results for ongoing operations in a more meaningful and consistent manner while also highlighting more meaningful trends in the results of operations.


Item 9.01.        Financial Statements and Exhibits

         (c)  Exhibits.

         Number              Description
         ------              -----------
         99.1                Vignette Corporation Press Release issued on July
                             21, 2005 announcing the preliminary financial results for the three and six month period ended
                             June 30, 2005.


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                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               VIGNETTE CORPORATION


Date:    July 21, 2005         By:      /s/ Thomas E. Hogan
                                        -------------------------------------
                                            Thomas E. Hogan
                                        President and Chief Executive Officer